Exhibit 15






Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



Re:     Protective Life Corporation



We are aware that our report dated July 27, 1999, on our review of interim consolidated financial information of Protective Life Corporation and subsidiaries for the period ended June 30, 1999, and included in the Company's quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in the Company's registration statements on Form S-8 and Form S-3.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Birmingham, Alabama
August 13, 1999